BlackRock Variable Series Fund, Inc.

  (formerly FAM Variable Series Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Appendix D of Schedule 14A (Definitive Proxy Statement) filed on October 11, 2006 (SEC Accession No. 0000891092-06-003111) and Appendix D of Schedule 14A (Definitive Notice and Proxy Statement) filed on June 16, 2006 (SEC Accession No. 000891092-06-001555).